Exhibit 10(b)

THIS AGREEMENT made as of this 8th day of May, 1996, by and between Tosco Corporation, a Nevada corporation ("Tosco"), and Thomas D. O'Malley (the "Executive").

                              W I T N E S S E T H :

          WHEREAS, the Executive is a key employee of Tosco; and

          WHEREAS, Tosco deems it important and appropriate to assure to itself the continued availability of certain services and assistance of Executive; and

          WHEREAS, Executive is willing to perform certain services for, and to make certain information available to, Tosco as Tosco may request, provided Executive is appropriately compensated, in the event his employment by Tosco terminates.

          NOW, THEREFORE, in consideration of the mutual convenants and agreements herein contained, Tosco and the Executive agree as follows:

          1. If during the term of this Agreement:

                  (a) Executive's employment with Tosco is terminated, the Executive shall be entitled to the benefits provided in Section 3(a) hereof, unless such termination is (i) due to Executive's death or Disability (as hereinafter defined), (ii) by Tosco for Cause (as hereinafter defined) or (iii) by the Executive other than for Good Reason (as hereinafter defined);

                  (b) a Change of Control takes place, the provisions of Paragraph 3(b) shall control in lieu of the provisions of Section 1(a) above.

          2. When used in this Agreement:

                  (a) "Cause" shall mean the material and intentional failure by the Executive to substantially perform his duties as an employee of Tosco (other than by reason of Disability or for Good Reason) after a written demand for substantial performance is delivered to the Executive by the Board of Directors, which demand specifically identifies such failure and a reasonable time in which to perform; actual (as distinguished from statutory) fraud; intentional misappropriation of material property of Tosco to the Executive's own use; embezzlement from Tosco; or substantial damage to property of Tosco which property is material to Tosco's operations and which damage results form an action by the Executive which intentionally causes such damage. The burden of proving Cause shall be on Tosco. It is specifically agreed that Cause shall not include any act of commission or omission by the Executive in the exercise of the Executive's business judgment as an employee of Tosco or as a member of the Board of Directors of Tosco.

                  (b) "Disability" shall mean Executive's incapacity due to physical or mental illness resulting in his absence from full-time performance of his functions for a period in excess of six (6) consecutive months.

                  (c) "Good Reason" shall mean, without Executive's express written consent, any of the following:

                           (i) the assignment of Executive of duties inconsistent with and of a lesser nature than his present position or a significant reduction in the nature of Executive's responsibility;

                           (ii) a reduction in the fixed elements, or change in the method of calculation of the variable elements that would reduce the amount receivable, of the Executive's annual compensation;

                           (iii) the relocation of Executive's office to a
                  location more than 50 miles from the area where such offices are presently located; or

                           (iv) Tosco shall have given notice pursuant to
                  Section 6 hereof that it does not wish to extend the term of this Agreement.

In the event Executive has attained the age of 55 years and terminates his employment with Tosco, such voluntary termination of employment by Employee shall be deemed, for purposes of this Agreement, to be termination for "Good Reason," provided Executive agrees in writing to provide to Tosco at no further expense to Tosco, as Tosco may request from time-to-time, information with respect to or of a similar nature to Executive's duties at Tosco.

          3. (a) Following the termination of the Executive's employment as provided in Section 1(a) hereof, Tosco shall pay to the Executive a lump sum severance payment (the "Lump Sum Severance Payment"), no later than five (5) days after such termination, in an amount equal to thirty (30) months multiplied by his monthly base salary then in effect, exclusive of any bonuses.

          (b) In the event Executive's employment with Tosco terminates in conjunction with or following a change of control, Tosco shall pay to the Executive a lump sum severance payment (the "Lump Sum Severance Payment"), no later than five (5) days after such termination, in an amount equal to two and one half (2.5) times the average of Executive's bonuses attributable to the two calendar years preceding termination.

          (c) In the event that the employment of the Executive by Tosco is terminated by reason of the provisions of paragraph 1(a) hereof, or if there has been a Change of Control, all options or shares of stock which have been granted or issued to the Executive by Tosco which are not vested or are subject to restrictions at the time of termination shall vest immediately upon such termination in the event of a termination pursuant to paragraph 1(a) hereof, or upon the date of Change of Control in the event of a Change in Control, and such restrictions shall lapse. The amounts to be received by the Executive pursuant to clauses (a) or (b) of this Section 3 and options and shares which become vested pursuant to the provisions of this Section 3(c) are collectively referred to herein as the "Total Severance Payments."

          (d) If the Executive shall resort to any action or proceeding to recover any amount from Tosco which Tosco has failed to pay as provided in this
Section 3 and the Executive shall be awarded any amounts in any such action or proceeding, Tosco shall promptly pay and reimburse to the Executive all or the costs and expenses (including attorneys' fees) incurred by the Executive in and with respect to such action or proceeding.

          (e) For the purposes of this Agreement, "Change of Control" shall be deemed to have occurred if:

                           (i) any "person" or "group" (as defined in Sections
                  13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of Common Stock of Tosco. Common Stock of Tosco shall be computed on a fully diluted basis and shall include the outstanding common stock par value of $.75 per share of Tosco and all shares of common stock of Tosco underlying outstanding convertible securities and warrants of Tosco; or

                           (ii) the stockholders of Tosco approve (a) a merger
                  or consolidation except a merger or consolidation (an "Acquisition Transaction") which would result in the voting securities of Tosco outstanding immediately prior thereto continuing to represent fifty percent (50%) or more of the combined voting power of the voting securities of Tosco or such surviving entity outstanding immediately after such merger or consolidation, or (B) a plan of complete liquidation of Tosco, directly or indirectly, or the Avon Refinery or a substantial portion of its assets; or

                           (iii) there is a change in the composition of the
                  Board of Directors of Tosco by other than the individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") and individuals elected or nominated by a vote of the Board constituting at least one person more than one-half of the Incumbent Board (which individuals shall then be considered the Incumbent Board) so that the Incumbent Board shall not constitute a majority of the Board of Directors of Tosco after such transaction.

          4. Notwithstanding anything to the contrary, in the event that any payment or benefit received or to be received by the Executive in connection with the termination of his employment whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Tosco (collectively with his Total Severance Payments herein called "Total Payments"), would not be deductible, in whole or part, as a result of Section 280G of the Internal Revenue Code of 1986, as hereafter amended (the "Code"), by Tosco, the Total Severance Payments or Total Payments shall not be reduced. In the event Executive is subject to an excise tax or penalty tax as a result of the receipt of Total Severance Payments or Total Payments ("Excise Tax"), Tosco shall pay an additional amount to Executive such that the net amount realized by Executive after payment of any Excise Tax shall be equal to the amount Executive would have realized, after tax, in the absence of such Excise Tax.

          5. The Executive shall not be required to mitigate the amount of any payment provided for in Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Section 3 be reduced by any compensation earned by the Executive as the result of the employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Executive to Tosco or otherwise.

          6. This Agreement shall commence on the date hereof and shall continue in effect for one (1) year from the date hereof; provided, however, that commencing on the anniversary of this Agreement and each anniversary thereafter, this Agreement shall automatically be extended for one additional year, unless not later than six months prior to any anniversary, Tosco shall have give notice to the Executive that it does not wish to extend this Agreement.

          7. The terms of this Agreement shall supersede and replace any employment or severance agreement which the Executive may have with Tosco or any subsidiary and upon execution of this Agreement any such other employment agreement shall be terminated and of no further force or effect. Nothing in this Agreement shall be construed to be a commitment or guarantee of future employment with Tosco.

         8.          (i)   Tosco will require any successor
                  (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Tosco to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Tosco would be required to perform it if no such succession had taken place. Failure of Tosco to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from Tosco in the same amount and on the amount same terms to which the Executive would be entitled hereunder if the Executive terminates his employment for Good Reason upon a Change of Control.

                    (ii) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to his estate.

          9. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt:

                To the Corporation:  Tosco Corporation
                                     72 Cummings Point Road
                                     Stamford, CT  06902

                To the Executive:    Thomas D. O'Malley
                                     Horse Island
                                     Mead Point
                                     Greenwhich, CT  06830

          10. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles. All references to sections of the code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of Tosco under Section 3 shall survive the expiration of the term of this Agreement.

          11. Subject to the last sentence of this Section 11, after the date hereof the Executive shall not become a member of the board of directors of or perform a similar function with any other entity without the prior approval of the Tosco Committee on Audit, Ethics, and Conflicts of Interest, which approval shall not be unreasonably withheld. In the event that such approval is given, the Executive confirms that the performance of his duties and obligations as an employee of Tosco shall not be interfered with by his obligations to such other board of directors or entity. In no case shall the Executive assume any position with any entity which shall violate the Conflicts of Interest policy of Tosco (a copy of which has been received) or cause the Executive to divulge any confidential information relating to Tosco or any affiliated entity. Approval of the Committee on Audit, Ethics, and Conflicts of Interest shall not be required for the Executive to become a member of the board of directors of, or perform a similar function with, family, non- profit, civic, or charitable entities.

          12. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          13. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          14. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officers, employee or representative of any party hereof; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

          15. Any controversy or claim arising out of or relating to this Agreement, the interpretation thereof, or the breach therefor, shall be submitted to arbitration and such arbitration shall comply with and be governed by the provisions of the California Arbitration Act, Sections 12280 through 1294.2 of the California Code of Civil Procedure.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

TOSCO CORPORATION


By: ....................         ........................

 .......................
  Thomas D. O'Malley
  Executive

                         SCHEDULE OF SIMILAR AGREEMENTS

Jefferson F. Allen
Wilkes McClave